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                                                                      EXHIBIT 11

                      ELECTRONIC TELE-COMMUNICATIONS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
      THREE-MONTH AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2002 AND 2001


Earnings net of dividends paid (undistributed earnings) are allocated equally per share to weighted average Class A shares, as adjusted for the dilutive effect of stock options using the treasury stock method, and weighted average Class B shares outstanding during the year. Earnings per Class A and Class B common share were computed, as shown in the table below, by adding dividends paid per Class A and Class B common share (distributed earnings) to undistributed earnings.

The following table sets forth the computation of basic and diluted earnings per share:

                                                                THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                   SEPTEMBER 30                        SEPTEMBER 30
                                                              2002              2001              2002              2001
                                                          ------------      ------------      ------------      ------------
Numerator for basic and diluted earnings per share:
 Net earnings (loss)                                      $   (235,356)     $   (535,708)     $   (343,977)     $ (1,966,748)
 Less dividends paid:
  Class A common                                                    --                --                --                --
  Class B common                                                    --                --                --                --
                                                          ------------      ------------      ------------      ------------
 Undistributed earnings (loss)                            $   (235,356)     $   (535,708)     $   (343,977)     $ (1,966,748)

Denominator for basic and diluted earnings per share:
 Weighted average shares:
  Class A common                                             2,009,149         2,009,149         2,009,149         2,009,149
  Class B common                                               499,998           499,998           499,998           499,998
                                                          ------------      ------------      ------------      ------------
   Total                                                     2,509,147         2,509,147         2,509,147         2,509,147

Calculation of basic and diluted earnings per share:
 Class A common:
  Distributed earnings                                    $         --      $         --      $         --      $         --
  Undistributed earnings (loss)                                  (0.09)            (0.21)            (0.14)            (0.78)
                                                          ------------      ------------      ------------      ------------
   Basic and diluted earnings (loss) per share            $      (0.09)     $      (0.21)     $      (0.14)     $      (0.78)
                                                          ============      ============      ============      ============

 Class B common:
  Distributed earnings                                    $         --      $         --      $         --      $         --
  Undistributed earnings (loss)                                  (0.09)            (0.21)            (0.14)            (0.78)
                                                          ------------      ------------      ------------      ------------
   Basic and diluted earnings (loss) per share            $      (0.09)     $      (0.21)     $      (0.14)     $      (0.78)
                                                          ============      ============      ============      ============


Options to purchase shares of Class A common stock under the Company's Nonqualified Stock Option Plan were outstanding during the three-month and nine-month periods ended September 30, 2002 and 2001. However, these shares were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares and, therefore, the effect would be antidilutive. The number of shares excluded from the computation were 221,700 for the 2002 period and 186,600 for the 2001 period.